Exhibit 10.25

GOLD HORSE INTERNATIONAL, INC.

No. 31 Tongdao South Road

Hohhot, Inner Mongol F4 010030

Attn: Liankuan Yang, Chief Executive Officer

June 26, 2009

VIA E-MAIL

Alpha Capital Anstalt

Whalehaven Capital Fund Limited

Ancora Greater China Fund, LP

Excalibur Small-Cap Opportunities LP

Enable Growth Partners LP

Enable Opportunity Partners LP

Pierce Diversified Strategy Master Fund LLC, ena

Re:	First Amendment to Debenture and Warrant Amendment Agreement

Dear Above-Referenced Holders:

Reference is made to that certain Debenture and Warrant Amendment Agreement (the “Amendment”), dated May 18, 2009, by and among Gold Horse International, Inc. (the “Company”) and the above-referenced holders (“Holders”). Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Amendment. Upon the execution of the Amendment, the Company was required to pay the Holders, in the aggregate, $382,481 (“Initial Installment”). To date, the Initial Installment has not been made by the Company to the Holders. The Holders have agreed to extend the payment date of the Initial Installment to July 24, 2009 without penalty. In the event that the Initial Installment is not made on or before July 24, 2009, in addition to any legal remedies the Holders may have against the Company, the parties agree that the following shall be immediately deemed to have occurred without any further action by any party:

1.	The Conversion Price of the 14% Secured Convertible Debenture (in addition to the amendments made pursuant to the Amendment) shall be reduced to $0.07, subject to adjustment therein.

2.

The Company shall immediately issue to each Holder an additional Common Stock purchase warrant to purchase up to a number of shares of Common Stock equal to the number of Warrant Shares underlying Warrants now held by such Holder, with a term of 5 years and an exercise price of $0.10, otherwise in the form of the Warrants.

This letter agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be determined in accordance with the provisions of the Securities Purchase Agreement reference in the Amendment.

Sincerely,

GOLD HORSE INTERNATIONAL, INC.

By: ______________________________

Name:

Title:

Accepted and Agreed to:

Name of Holder:___________________________________

By:______________________________________________

Name:____________________________________________

Title:_____________________________________________